UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2019

BK Technologies, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Nevada	001-32644	59-3486297
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL		32904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 984-1414

N/A
  ______________________________________________
  Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01
Other Events.

On March 11, 2019, BK Technologies, Inc. (the “Company”) announced that its Board of Directors has approved the implementation of a holding company reorganization (the “Reorganization”), which is expected to be completed on or around March 28, 2019. As a result of the Reorganization, BK Technologies Corporation, a newly formed Nevada corporation and direct, wholly-owned subsidiary of the Company (“New BK”), will become the publicly traded holding company of the Company and its subsidiaries.

The Reorganization will be effectuated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, New BK and BK Merger Sub, Inc., a newly formed Nevada corporation and direct, wholly-owned subsidiary of New BK (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company, as the survivor of the Merger, becoming a direct, wholly-owned subsidiary of New BK.

At the effective time of the Merger, all issued and outstanding shares of the Company’s common stock will be converted, on a one-for-one basis, into shares of New BK common stock. Accordingly, each stockholder of the Company will own the same number of shares of New BK common stock that such stockholder owns of Company common stock immediately prior to the Merger. Each share of New BK common stock will have the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions, as the shares of Company common stock immediately prior to the Merger. The Merger is intended to be a tax-free transaction for U.S. federal income tax purposes for stockholders of the Company.

Stockholder approval of the Merger will not be required under the Nevada Revised Statutes. The conversion of shares of Company common stock will occur automatically without an exchange of stock certificates, and stock certificates previously representing shares of Company common stock will represent the same number of share of New BK common stock after the Merger. Following the consummation of the Merger, shares of the Company’s common stock will be delisted from trading on the NYSE American and shares of New BK’s common stock will instead be listed on the NYSE American under the symbol “BKTI,” which is the same symbol currently used for shares of the Company’s common stock. In addition, New BK common stock will be assigned a new CUSIP Number: 05587G 104.

The Articles of Incorporation and Bylaws of New BK will be the same as those of the Company immediately prior to the effective time of the Merger, and the directors and executive officers of New BK will be the same directors and executive officers of the Company as of immediately prior to the effective time of the Merger. In addition, after the consummation of the Merger, New BK will, on a consolidated basis, have the same assets, business and operations as those of the Company, on a consolidated basis, immediately prior to the consummation of the Merger.

The press release announcing the Reorganization and the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains statements about future events and expectations which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the Company’s plans, objectives, expectations and prospects. These statements can be identified by forward-looking words such as “may,” “might,” “could,” “would,” “will,” “anticipate,” “believe,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek” and other similar expressions. Any statement contained in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement such as statements regarding the Company’s plans to implement a holding company structure. Although the Company believes that the plans, objectives, expectations and prospects reflected in or suggested by its forward-looking statements are reasonable, those statements involve risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements, and the Company can give no assurance that its plans, objectives, expectations and prospects will be achieved. Important factors that might impact the Company’s plans, objectives, expectations and prospects are contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Item 9.01            Financial Statements and Exhibits.

(d)
Exhibits.

99.1
Press Release, dated March 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES, INC.

By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer
Date: March 11, 2019